                                                                    EXHIBIT 99.1


CERTIFICATION OF JOE G. BROOKS, CHAIRMAN AND CO-CHIEF EXECUTIVE OFFICER OF ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. 1350, and accompanies the quarterly report on Form 10-Q (the "Form 10-Q") for the quarter ended June 30, 2002 of Advanced Environmental Recycling Technologies, Inc. (the "Issuer").

I Joe G. Brooks, the chairman and co-chief executive officer of Issuer, certify that [to the best of my knowledge]:

         (i) the Form 10-Q fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

         (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and result of operations of the Issuer.

Dated:  August 14, 2002

                                                /s/ Joe G. Brooks
                                                -------------------------------
                                                Joe G. Brooks
                                                Chairman and co-chief executive
                                                officer